Exhibit 24

Power of Attorney

The undersigned hereby authorizes Todd Kahn, Corporate Secretary, David Howard,
 Assistant Corporate Secretary, and Emily Zahler, Assistant Corporate Secretary (or each acting alone), or any other person holding such titles with respect to Tapestry, Inc., to prepare, execute, deliver and file, in the name and on behalf of the undersigned, any and all filings by the undersigned with the Securities and Exchange Commission (the Commission) under Rule 144 under the
 Securities Act of 1933, as amended, or Section 16 of the Securities Exchange Act of 1934, as amended, and any rule promulgated thereunder, and any and all documents and instruments related thereto and to provide copies thereof to the Commission, The New York Stock Exchange and other persons required to receive the same. This power of attorney shall continue in full force and effect until revoked by the undersigned in a writing delivered to the individual named above.

Dated: June 11, 2020



                                 /s/ Manesh Dadlani
                                 By: Manesh Dadlani